Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 3rd day of November, 2022, by and among Model Performance Acquisition Corp., an exempted company incorporated and existing under the laws of the British Virgin Islands (the “Issuer”), Model Performance Mini Corp. a British Virgin Island company (“PubCo”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger (as defined below).

WHEREAS, on August 6, 2021, the Issuer, PubCo, Model Performance Mini Sub Corp., an exempted company under the laws of the Cayman Islands (the “Merger Sub”) and MultiMetaVerse Inc., an exempted company incorporated and existing under the laws of the Cayman Islands (the “Company”), entered into an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, the Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of PubCo (the “Business Combination”), on the terms and subject to the conditions set forth therein (the Business Combination, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, the Issuer will merge into PubCo at the Reincorporation Effective Time (as defined in the Merger Agreement) pursuant to the Merger Agreement and PubCo shall assume the rights and obligations of Issuer under this Subscription Agreement;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from PubCo that number of PubCo’s Class A Ordinary Shares (the “Ordinary Shares”), set forth on Subscriber’s signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Price”), and for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, on August 6, 2021, Bilibili Inc. (“Other Subscriber”) entered into a subscription agreement with the Issuer and PubCo (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which Other Subscriber agrees to purchase the Ordinary Shares at the Closing (as defined below) at the same per share purchase price equal to the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby irrevocably agrees to subscribe for and purchase, and the Issuer hereby irrevocably agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares free from encumbrances, credited as fully paid, and together with all rights attaching thereto as at Closing (such subscription and issuance, the “Subscription”).

2.            Representations, Warranties and Agreements.

2.1            Subscriber’s Representations, Warranties and Agreements. To induce PubCo to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and PubCo and acknowledges and agrees with the Issuer, as of the date hereof and as of the Closing, as follows:

2.1.1            Subscriber has been duly formed or incorporated and is validly existing in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2            This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming this Subscription Agreement constitutes the valid and binding agreement of the other parties hereto, then this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3            The execution, delivery and performance by Subscriber of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries, as applicable, is a party or by which Subscriber or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of Subscriber or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on Subscriber’s timely performance of its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an "accredited investor" and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and not with a view to any distribution of the Shares in any manner that would violate the federal securities laws of the United States or any other applicable jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5            Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and that the Shares have not been registered under the Securities Act. Subscriber understands that (A) the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer, PubCo or any of their respective subsidiaries, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, or (iv) an ordinary course pledge such as a broker lien over account property generally, and in each of cases (i), (iii) and (iv), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (B) any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one year from the filing of “Form 10 information” with the Commission (as defined below) after the Closing Date. Subscriber understands and agrees that the Shares will be subject to the foregoing restrictions and, as a result of these restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6            Subscriber understands and agrees that Subscriber is purchasing the Shares directly from PubCo. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, PubCo, or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

2.1.7            In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and its own investment analysis and due diligence (including professional advice it deems appropriate). Subscriber acknowledges and agrees that Subscriber (i) has received, and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares (including with respect to PubCo, the Company and the Transactions), (ii) has made its own assessment and (iii) is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by or on behalf of the Issuer prior to the date of this Subscription Agreement. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber further acknowledges that the information provided to Subscriber (other than the information expressly set forth in the representation and warranties made by the Issuer herein) is preliminary and subject to change.

2.1.8            Subscriber became aware of this offering of the Shares solely by means of direct contact from the Issuer or PubCo or their respective representatives as a result of a pre-existing substantive relationship (as interpreted in guidance from the Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer, PubCo or their respective representatives, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or PubCo or their respective representatives. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that it did not become aware of this offering of the Shares (i) by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and (ii) in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.9            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.10            Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Shares. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.11            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.12            Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity otherwise blocked by any OFAC sanctions program or the U.S. Department of State. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (as amended, the “BSA”), as amended by the USA PATRIOT Act of 2001 (as amended, the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. If Subscriber is not an individual, Subscriber also represents that, to the extent required by applicable law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the SDN List. Subscriber further represents and warrants that, to the extent required by applicable law, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were derived legally and in compliance with OFAC sanctions programs.

2.1.13            Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of PubCo (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a “group” comprised solely of Subscriber and its affiliates.

2.1.14            If Subscriber is a foreign person (as defined in 31 C.F.R. § 800.224) and is acquiring a substantial interest (as defined in 31 C.F.R. § 800.244) in PubCo, no national or subnational government of a single foreign state has a substantial interest (as defined in 31 C.F.R. § 800.244) in Subscriber.

2.1.15            On each date the Purchase Price would be required to be funded to PubCo pursuant to Section 3 Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.

2.1.16            Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty, covenant, or information provided by any person, firm or corporation (including the Company, any of its affiliates or any of its or their respective control persons, officers, directors or employees), other than the SEC Documents (as defined below) and the covenants, representations and warranties of the Issuer or PubCo expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Shares. Subscriber agrees that neither (i) any other subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of PubCo’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such subscriber) nor (ii) the Company, its affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents or employees, shall be liable to Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of PubCo’s share capital for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

2.2            Representations, Warranties and Agreements of Issuer and PubCo. To induce Subscriber to purchase the Shares, the Issuer and PubCo hereby jointly and severally represent and warrant to Subscriber, as of the date of this Subscription Agreement and as of the Closing, as follows:

2.2.1            The Issuer is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2            PubCo is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.3            The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of, or subject to any preemptive or similar rights created under, PubCo’s amended and restated articles of association or similar constitutive agreements, any contract which the Issuer has entered into or is otherwise bound by, or the Laws of the British Virgin Islands.

2.2.4            This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and PubCo and, assuming that this Subscription Agreement constitutes a valid and binding obligation of Subscriber, is enforceable against the Issuer and PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.5            The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Issuer, PubCo or any of their subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer, PubCo or any of its subsidiaries, as applicable, is a party or by which the Issuer, PubCo or any of their subsidiaries, as applicable, are bound or to which any of the property or assets of the Issuer, PubCo or any of their subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on the business, properties, general affairs, management, financial position, stockholders’ equity, or results of operation of the Issuer and its subsidiaries (taken as a whole and for such purposes, treating the Transactions as having been completed), or the legal authority or ability of the Issuer or PubCo to enter into and perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer, PubCo or any of their subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.6            As of the date of this Subscription Agreement, the Issuer is authorized to issue a maximum of 111,000,000 shares with no par value, divided into three classes of shares, namely: (i) 100,000,000 Class A ordinary shares with no par value (“Issuer Class A Ordinary Shares”), (ii) 10,000,000 Class B ordinary shares with no par value (“Issuer Class B Ordinary Shares”, together with Issuer Class A Ordinary Shares, the “Issuer Ordinary Shares), and (iii) 1,000,000 preferred shares with no par value. As of the date of this Subscription Agreement and immediately prior to Closing, (i) no Issuer Preference Shares are issued and outstanding, (ii) 2,591,006 Issuer Class A Ordinary Shares and 1,437,500 Issuer Class B Ordinary Shares were issued and outstanding, and (iii) 3,623,609 Issuer Ordinary Shares are reserved for issuance with respect to (a) 3,021,244 warrants, each exercisable to purchase one Issuer Class A Ordinary Share at US$11.50per share, and (b) 6,023,659 rights of the Issuer, each such right convertible into one-tenth (1/10) of an Issuer Class A Ordinary Share. All (A) issued and outstanding Issuer Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (B) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above or pursuant to the Other Subscription Agreements or the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Issuer Ordinary Shares or other equity interests in the Issuer (collectively, the “Issuer Equity Interests”) or securities convertible into or exchangeable or exercisable for any Issuer Equity Interests. Except as set forth in the Merger Agreement, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any Issuer Equity Interests, other than as set forth in the SEC Documents or as contemplated by the Merger Agreement. Except as described in the SEC Documents, there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to any Other Subscription Agreement.

2.2.7            As of the date of this Subscription Agreement, PubCo is authorized to issue a maximum of 111,000,000 shares with no par value, divided into three classes of shares, namely: (i) 100,000,000 Class A ordinary shares with no par value (“PubCo Class A Ordinary Shares”), (ii) 10,000,000 Class B ordinary shares with no par value (“PubCo Class B Ordinary Shares”, together with PubCo Class A Ordinary Shares, the “PubCo Ordinary Shares”), and (iii) 1,000,000 preferred shares with no par value, of which one (1) PubCo Class A Ordinary Share is issued and outstanding as of the date hereof. All the issued and outstanding PubCo Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights. Except as set forth above or pursuant to the Other Subscription Agreements or the Merger Agreement, as of the date of this Subscription Agreement and immediately prior to Closing, there are no outstanding options, warrants or other rights or agreements, arrangements or commitments of any character, to subscribe for, purchase or acquire from PubCo any Ordinary Shares or other equity interests in PubCo (collectively, the “PubCo Equity Interests”) or securities convertible into or exchangeable or exercisable for any PubCo Equity Interests. Except as set forth in the Merger Agreement, PubCo has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

2.2.8            Each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”) and all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Subscription Agreement (the “Additional SEC Documents”), as of their respective filing date, complied or will comply in all material respects with the requirements of the Exchange Act applicable to such SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. The financial statements of the Issuer included in the SEC Documents and Additional SEC Documents (collectively, the “Issuer Financial Statements”) are complete and accurate and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such financial statements have been prepared in conformity with the United States generally accepted accounting principles applied on a consistent basis and Regulation S-X or Regulation S-K, as applicable, during the periods involved, except as may be fairly disclosed therein or in the notes thereto. None of the SEC Documents filed or the Additional SEC Documents to be filed under the Exchange Act, contained or will contain, when filed or, to the extent that information contained in any SEC Documents or Additional SEC Documents has been or is revised or superseded by a later filed SEC Document or Additional SEC Document, as of on the date of such filing, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Issuer and PubCo make no such representation or warranty with respect to any information relating to the Company or any of its affiliates prior to completion of the Transactions included in any SEC Document or filed as an exhibit thereto. Issuer has filed each SEC Document that Issuer was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents. Except as specifically disclosed, reflected or fully reserved against in the Issuer Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Issuer’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Issuer. All debts and liabilities, fixed or contingent, which should be included under United States generally accepted accounting principles on a balance sheet are included in the Issuer Financial Statements.

2.2.9            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by PubCo to Subscriber.

2.2.10            The Issuer and PubCo have provided Subscriber an opportunity to ask questions and made available to Subscriber all the information reasonably available to the Issuer and PubCo that Subscriber has reasonably requested to make an investment decision with respect to the Shares.

2.2.11            Neither the Issuer, nor PubCo, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any securities of Issuer of PubCo or solicited any offers to buy any securities of Issuer or PubCo under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.12            There are no agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber or any other investor or potential investor with respect to any direct or indirect investment in the Issuer, PubCo or the Company which include terms and conditions that are materially more advantageous to any such Other Subscriber, investor or potential investor (as compared to Subscriber and other than terms particular to the regulatory requirements of Subscriber or its affiliates or related funds). The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement to include any such terms and conditions.

2.2.13            Neither the Issuer, nor PubCo, nor any person acting on their behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer, nor PubCo, nor any person acting on their behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Issuer, nor PubCo, nor any person acting on their behalf has, directly or indirectly, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements to be integrated with prior offerings by the Issuer for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Issuer, nor PubCo, nor any person acting on their behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Shares or the Other Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

2.2.14            There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer and PubCo, threatened against the Issuer or PubCo, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against either of them.

2.2.15            To the knowledge of Issuer and PubCo, neither the Issuer nor PubCo is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or authority, domestic or foreign, nor is there any basis for any such charge.

2.2.16            Neither the Issuer nor PubCo is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer or PubCo of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than filings (i) with the Commission of the Registration Statement (as defined below), (ii) required by applicable state or federal securities laws, (iii) required to consummate the Transactions in accordance with the Merger Agreement, (iv) required by the NASDAQ Capital Market (“Nasdaq”) and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.17            The issued and outstanding Issuer Class A Ordinary Shares of Issuer are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “MPAC.” There is no suit, action, proceeding or investigation pending, or to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Issuer Class A Ordinary Shares or prohibit or terminate the listing of the Issuer Class A Ordinary Shares on Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the Issuer Class A Ordinary Shares under the Exchange Act.

2.2.18            PubCo is not, and immediately after receipt of payment for the Shares will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

2.2.19            From the date hereof through the Closing Date, the Issuer and PubCo shall remain a “blank check company” as defined under the Securities Act and shall not conduct any business operations other than in connection with this Subscription Agreement, the Merger Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby.

2.2.20            No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Issuer, PubCo or any of the Covered Person (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable. The Issuer and PubCo has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Person” means, with respect to the Issuer or PubCo as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d) under the Securities Act.

3.            Settlement Date, Delivery and Closing.

3.1            The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of (the “Closing Date”), and immediately prior to or concurrently with, the consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least fifteen (15) Business Days prior to the anticipated Closing Date, Subscriber shall deliver to the Issuer on the Anticipated Closing Date, the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer or its designees in escrow until the Closing. On or prior to the Closing Date, PubCo shall issue the Shares to Subscriber and cause the Shares to be registered in book entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, on PubCo’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to Subscriber evidence of such issuance from PubCo’s transfer agent. In the event that the consummation of the Transactions does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Issuer and Subscriber, the Issuer shall promptly (but in no event later than seven (7) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to the Issuer by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed repurchased and cancelled. Notwithstanding such return, repurchase or cancellation, (i) Subscriber acknowledges and agrees that a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer on the new Closing Date following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing on the Closing Date and immediately following the consummation of the Transactions. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, Hong Kong, the People’s Republic of China (which for the purposes of this Subscription Agreement only, excludes Hong Kong, Macau SAR and Taiwan), the Cayman Islands or the British Virgin Islands.

3.2            Conditions to Closing of PubCo. PubCo’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by PubCo, on or prior to the Closing Date, of each of the following conditions:

3.2.1            The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects as of the Closing (or, if such representation and warranties speak as of another date, as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be so true and correct as of the Closing (or, if such representation and warranties speak as of another date, as of such date) in all respects), but, in each case, without giving effect to consummation of the Transactions.

3.2.2            Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing.

3.2.3            There shall not be in force any law, rule, regulation, order, judgment or injunction by or with any governmental authority which has the effect of enjoining or prohibiting the consummation of the Subscription, or making the consummation of the Subscription illegal.

3.2.4            The Transactions set forth in the Merger Agreement shall have been or will be consummated substantially concurrently with the Closing.

3.2.5            Upon consummation of the Transactions, the Ordinary Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Nasdaq, and the Shares will be approved for listing on Nasdaq, subject to official notice of issuance.

3.3            Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing, of each of the following conditions:

3.3.1            The representations and warranties made by the Issuer and PubCo in Section 2.2 hereof shall be true and correct in all material respects as of the Closing (or, if such representation and warranties speak as of another date, as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be so true and correct as of the Closing (or, if such representation and warranties speak as of another date, as of such date) in all respects), but, in each case, without giving effect to consummation of the Transactions.

3.3.2            The Issuer and PubCo shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer and PubCo at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer or PubCo to consummate the Closing.

3.3.3            There shall not be in force any law, rule, regulation, order, judgment or injunction by or with any governmental authority which has the effect of enjoining or prohibiting the consummation of the Subscription, or making the consummation of the Subscription illegal.

3.3.4            There shall not have occurred any suspension of the Shares for sale or trading on Nasdaq and, to the Issuer’s knowledge, no proceedings for any such purpose shall have been initiated or threatened.

3.3.5            The Transactions set forth in the Merger Agreement shall have been or will be consummated concurrently with the Closing. No amendment, modification or waiver of the Merger Agreement in relation to the Transactions (as the same exists on the date of this Subscription Agreement) shall have occurred without Subscriber’s written consent that would materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement.

3.3.6            No amendment, modification or waiver to the Other Subscription Agreements shall have occurred that materially economically benefits the Other Subscribers unless Subscriber has been offered substantially the same benefits.

3.3.7            The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

3.3.8            There shall not have occurred an Issuer Material Adverse Effect between the date hereof and the Closing Date.

4.            Registration Statement.

4.1            PubCo agrees that, within five business days, or, if not feasible as determined by the PubCo’s legal counsel, as soon as practicable after the Closing Date (the “Filing Date”), PubCo will file with the Commission (at PubCo’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and PubCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 10th Business Day after the date PubCo is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that PubCo’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to PubCo such information regarding Subscriber, the securities of PubCo held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by PubCo to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling shareholder in similar situations, including providing that PubCo shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, further, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Notwithstanding the foregoing, if the Commission prevents PubCo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by PubCo to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve PubCo of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, the Shares included in the Registration Statement shall include, as of any date of determination, the Shares and any other equity security of PubCo issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

4.2            PubCo shall, upon reasonable request, inform Subscriber as to the status of the registration effected by PubCo pursuant to this Subscription Agreement. At its expense PubCo shall:

4.2.1            except for such times as PubCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which PubCo determines to obtain, continuously effective with respect to Subscriber, to file all reports as required by the Exchange Act, provide all customary and reasonable cooperation necessary to enable Subscriber to resell the Shares pursuant to the Registration Statement, qualify the Shares for listing on the applicable stock exchange on which PubCo Shares are then listed, to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, and to update or amend the Registration Statement as necessary to include the Shares and provide customary notice to holders of the Shares, until the earlier of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including any volume and manner of sale restrictions under Rule 144 and without the requirement for PubCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effectiveness Date of the Registration Statement. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Shares to the PubCo upon request to assist the PubCo in making the determination described above;

4.2.2            advise Subscriber as expeditiously as possible, but in any event within five (5) Business Days:

(a)            when the Registration Statement or any post-effective amendment thereto has become effective;

(b)            of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

(c)            of the receipt by PubCo of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth herein, PubCo shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding PubCo other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (c) above constitutes material, nonpublic information regarding PubCo;

4.2.3            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.2.4            upon the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as PubCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, PubCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5            use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which PubCo’s Ordinary Shares are then listed.

4.2.6            Notwithstanding anything to the contrary in this Subscription Agreement, PubCo shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions (other than customary de-legending certificates and opinions) or obtain comfort letters in connection with any sales of the Shares under the Registration Statement.

4.3            Notwithstanding anything to the contrary in this Subscription Agreement, PubCo shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by PubCo or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event PubCo’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by PubCo in the Registration Statement of material information that PubCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of PubCo’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that PubCo (x) may not delay or suspend the Registration Statement on more than three (3) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period and (y) shall use its reasonable efforts to make such Registration Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which PubCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by PubCo that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by PubCo unless otherwise required by law or subpoena. If so directed by PubCo, Subscriber will deliver to PubCo or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4            PubCo shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to PubCo by Subscriber expressly for use therein. Notwithstanding the forgoing, PubCo’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of PubCo (which consent shall not be unreasonably withheld, conditioned or delayed). PubCo shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which PubCo is aware.

4.5            Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless PubCo, its directors, officers, agents and employees, each person who controls PubCo (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to PubCo by Subscriber expressly for use therein, or (ii) any violation or alleged violation by such Subscriber of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder in connection with the sale of the Shares under any such Registration Statement; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.5 shall be individual, not joint and several. Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

4.6            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

4.7            If the indemnification provided under this Section 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.7 from any person who was not guilty of such fraudulent misrepresentation.

5.            Preemptive Rights

5.1            After Closing and subject to Section 5.5, PubCo shall give Subscriber prior written notice (an “Issuance Notice”) of any proposed issuance by PubCo of any (i) PubCo Ordinary Shares, (ii) securities convertible into or exchangeable for PubCo Ordinary Shares, (iii) any options, warrants or other rights to acquire PubCo Ordinary Shares and (iv) any depository receipts or similar instruments issued in respect of PubCo Ordinary Shares (collectively, the “PubCo Securities”) at least twenty (20) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the number of the PubCo Securities to be issued, the price at which such PubCo Securities are to be issued, and the other material terms of the issuance. Subscriber shall be entitled to subscribe for and purchase the PubCo Securities in accordance with this Section 5 at the price and on the terms specified in the Issuance Notice.

5.2            Pursuant to this Section 5, Subscriber may elect to subscribe for and purchase up to such portion of the PubCo Securities equal to its Shareholding Percentage as of the date of the Issue Notice, by delivering written notice to PubCo (the “Exercise Notice”) of its election to subscribe for and purchase such PubCo Securities within ten (10) Business Days following receipt of the Issuance Notice, specifying the number (or amount) of PubCo Securities to be purchased by it, which upon delivery to the PubCo shall constitute a binding agreement of Subscriber to subscribe for and purchase, and PubCo to issue, at the price and on the terms specified in the Issuance Notice, the number (or amount) of PubCo Securities specified in the Exercise Notice. If, at the expiry of such ten (10)-Business-Day period, Subscriber shall not have delivered an Exercise Notice to PubCo, Subscriber shall be deemed to have waived all of its rights under this Section 5 with respect to the purchase of such PubCo Securities. For the purposes of this Section 5, “Shareholding Percentage” means, as of the date of the Issuance Notice, a fraction, the numerator of which is the aggregate number of PubCo Ordinary Shares and PubCo Ordinary Shares represented by or issuable upon conversion or exercise of other PubCo Securities beneficially owned by Subscriber and its affiliates collectively as of such date, and the denominator of which is the aggregate number of issued and outstanding PubCo Ordinary Shares and PubCo Ordinary Shares represented by or issuable upon conversion or exercise of other PubCo Securities issued and outstanding as of such date.

5.3            PubCo shall have ninety (90) days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such PubCo Securities that Subscriber has not elected to purchase to one or more persons at the price and upon terms that are not less favorable to PubCo than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received. If PubCo proposes to issue any such PubCo Securities after such 90-day period, it shall again comply with the procedures set forth in this Section 5.

5.4            At the consummation of the issuance of such PubCo Securities, PubCo shall issue, upon the written request of Subscriber, certificates representing the PubCo Securities to be subscribed for and purchased by Subscriber registered in the name of Subscriber, against payment by Subscriber of the purchase price for such PubCo Securities in accordance with the terms and conditions as specified in the Issuance Notice.

5.5            Notwithstanding the foregoing, this Section 5 shall not apply to any issuance of PubCo Securities pursuant to any equity incentive plan of PubCo, in each case, as duly approved in accordance with the constitutional documents of PubCO, established for the purpose of retaining and compensating employees, consultants and directors of PubCo and any of its Subsidiaries.

6.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) the Merger Agreement is validly terminated in accordance with its terms, and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that (a) Section 3.1 shall survive any termination of this Subscription Agreement that occurs following the funding by Subscriber of the Purchase Price in accordance with the terms and conditions of Section 3.1, and (b) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement. Upon termination of this Subscription Agreement pursuant to this Section 5, after the delivery by Subscriber of the Purchase Price for the Shares, the Issuer shall promptly (but not later than two (2) Business Days thereafter) return the Purchase Price to Subscriber without any deduction for, or on account of, any tax, withholding, charges or set-off

7.            Miscellaneous.

7.1            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

7.1.1            Subscriber acknowledges that the Issuer and PubCo will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in any material respect.

7.1.2            The Issuer and PubCo acknowledge that Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties made by the Issuer and PubCo contained in this Subscription Agreement. Prior to the Closing, the Issuer and PubCo agree to promptly notify Subscriber if any of the acknowledgements, understandings, agreements, representations and warranties made by Issuer or PubCo set forth herein are no longer accurate in any material respect.

7.1.3            Each of the PubCo, Issuer, Subscriber and the Company is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.4            The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall as soon as reasonably practicable provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and consistent with internal policies and procedure; provided, that, Issuer agrees to keep any such information provided by Subscriber confidential except as required by law.

7.1.5            Each party shall pay all of its own expenses and tax liabilities in connection with this Subscription Agreement and the transactions contemplated herein.

7.1.6            Each party to this Subscription Agreement shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately following the consummation of the Transactions.

7.1.7            Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber (including Subscriber’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any Shares or any securities of the Company or any instrument exchangeable for or convertible into any Shares or any securities of the Company until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms).

7.2            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

7.2.1            if to Subscriber, to such address or addresses set forth on the signature page hereto;

7.2.2            if to the Issuer or PubCo, to:

Model Performance Acquisition Corp.

The Suns Group

29th Floor

200 Gloucester Road

Wan Chai

Hong Kong

Attn: Serena Shie

Email: serena@firsteuro.co

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

7.3            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

7.4            Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

7.5            Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement), except that Subscribe may assign its rights and obligations under this Subscription Agreement, with the Issuer’s prior written consent, to one or more of its affiliates or to another person (such consent shall not be unreasonably withheld or delayed in the case of assignment to its affiliates); provided, however, that, in the case of any such transfer or assignment, Subscriber shall remain bound by its obligations under this Subscription Agreement.

7.6            Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.7            Governing Law. This Subscription Agreement, and all Actions based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

7.8            Dispute Resolution.

7.8.1            Any action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby (each, a “Dispute”) shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Arbitration Rules of the HKIAC in force at the date of commencement of the arbitration (the “HKIAC Rules”).

7.8.2            The language to be used in the arbitral proceedings shall be English and the arbitration proceeding shall be conducted before three (3) arbitrators appointed in accordance with the HKIAC Rules, except as they are modified by the provisions of this Subscription Agreement.

7.8.3            One arbitrator shall be nominated by the claimant in the request for arbitration and the other nominated by the respondent within thirty (30) days of receipt of the request for arbitration. The two arbitrators nominated by the claimant and respondent shall nominate a third arbitrator to be the presiding arbitrator (the “Presiding Arbitrator”) within fourteen (14) days after the nomination of the second arbitrator, failing which the Presiding Arbitrator shall be appointed by the President of the Court of Arbitration of HKIAC (the “HKIAC President”). If there is more than one claimant party or more than one respondent party, the claimant parties together or the respondent parties together shall each nominate one arbitrator. In the event that the multiple claimants or the multiple respondents fail to nominate an arbitrator in accordance with the HKIAC Rules, the relevant arbitrator shall be selected and appointed by the HKIAC President. The arbitration award(s) rendered by the arbitral tribunal shall be final and binding on the parties.

7.8.4            Any party may apply before the arbitral tribunal is appointed to a court for interim measures of protection or pre-award relief, including injunctive, attachment, and conservation orders (the “Interim Measures”). The parties agree that seeking and obtaining such court-ordered Interim Measures shall not waive the right to arbitration. The arbitral tribunal (or, where the full tribunal is unable to act with sufficient promptness, the Presiding Arbitrator acting alone) may grant Interim Measures. Hearings on requests for Interim Measures may be held in person, by telephone or video conference, or by other means that permit the parties to the dispute to present evidence and arguments.

7.8.5            The parties shall abide by the confidentiality provisions of the HKIAC Rules save that HKIAC Rules shall not restrict the disclosure of information to the extent that any party is permitted to disclose any information pursuant to the provisions in this Subscription Agreement.

7.9            Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.10            No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11            Remedies.

7.11.1            The parties agree that irreparable damage might occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies might not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.8.1, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the Issuer to cause Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement.

7.11.2            The parties acknowledge and agree that this Section 7.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

7.12            Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur immediately following the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect until and when this Subscription Agreement is terminated in accordance with the terms herein.

7.13            Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.14            Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.15            Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof (it being understood that the number of Shares and Purchase Price per Share set forth in this Subscription Agreement assumes that the Issuer has effected a stock split prior to the Effective Time, on the terms contemplated by the Merger Agreement, in order to cause the value of each Ordinary Share to equal $10.00, and no further adjustment shall be required on account of such stock split).

7.16            Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

8.            Consent to Disclosure.

8.1            Subscriber hereby consents to the disclosure in the Form 8-K filed by the Issuer with the SEC in connection with the execution and delivery of the Merger Agreement, the proxy statement of the Issuer to be filed in connection with the approval of the Merger Agreement by the shareholders of the Issuer, and the registration statement of the PubCo on Form F-4 to be filed in connection with the registration under the Securities Act of Ordinary Shares to be issued pursuant to the Merger Agreement (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the PubCo, the Issuer or the Company to any governmental authority or to security holders of the PubCo, the Issuer or the Company) of Subscriber’s identity and beneficial ownership of the Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the PubCo, the Issuer or the Company, a copy of this Subscription Agreement, provided that the Issuer shall provide Subscriber (to the extent legally permissible) with prior written notice of such disclosure permitted under this clause. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer, the Company and any of their respective affiliates shall not, without the prior written consent of Subscriber, publicly disclose the name of Subscriber or any of its advisors or affiliates, or include the name of Subscriber or any of its affiliates (i) in any press release or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except to the extent such disclosure is required by law, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this clause and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will, as soon as reasonably practicable, provide any information reasonably requested by the PubCo, the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8.2            The Issuer shall, within four (4) Business Days following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction.

9.            Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that it has read the Investment Management Trust Agreement, dated as of April 7, 2021, by and between the Issuer and Continental Stock Transfer & Trust Company, a New York corporation, and understands that the Issuer has established the trust account described therein (the “Trust Account”) for the benefit of the Issuer’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Subscriber further acknowledges and agrees that the Issuer’s sole assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, Subscriber (on behalf of itself and its affiliates) hereby waives any past, present or future claim of any kind arising out of this Subscription Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and the Issuer to collect from the Trust Account any monies that may be owed to them by the Issuer or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any claim of any kind arising out of this Subscription Agreement, including for any knowing and intentional material breach by any of the parties to this Subscription Agreement of any of its representations or warranties as set forth in this Subscription Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Subscription Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means, other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. This Section 9 shall survive the termination of this Subscription Agreement for any reason.

10.            Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell the Shares to the public without registration are available to holders of the Issuer’s ordinary shares and until the third (3rd) anniversary of the Closing Date, the Issuer shall, at its expense:

10.1            make and keep public information available, as those terms are understood and defined in Rule 144;

10.2            use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144 for so long as Subscriber holds any Shares;

10.3            furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

10.4            If in the opinion of counsel to the Issuer, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 2.1.5.

11.            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, or the Issuer under the Merger Agreement. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Company or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, in any Other Subscription Agreement or in the Merger Agreement, and no action taken by Subscriber, any investor or the Issuer pursuant hereto or thereto, shall be deemed to constitute Subscriber, the other investors or the Issuer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber, the other investors or the Issuer are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements or the Merger Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer, PubCo and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

MODEL PERFORMANCE ACQUISITION CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: CFO and Director

PUBCO:

MODEL PERFORMANCE MINI CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: Director

Accepted and agreed this 3rd day of November, 2022.

SUBSCRIBER:

Signature of Subscriber:

By:	/s/ YIONG HOI SAN
Name:	YIONG HOI SAN
Title:	Director

Date:________________, 2022

Name of Subscriber:

(Please print. Please indicate name and
capacity of person signing above)

PROMINENCE INVESTMENT MANAGEMENT LTD
Name in which securities are to be registered
(if different from the name of Subscriber listed
directly above):	YIONG HOI SAN, DIRECTOR
Email Address:	hoisan.yiong@prominenceim.com

If the Subscriber was introduced to the Company by

a broker or finder, please identify such entity:

Pacific Century Securities, LLC

Subscriber’s Foreign TIN:

Business Address-Street:		Mailing Address-Street (if different):
Unit 3835, 38/F, Infinitus Plaza 199 Des Voeux Road Central

City, State, Zip:	Sheung Wan, Hong Kong

City, State, Zip:
Attn:	Yiong Hoi San	Attn:
Telephone No.:	+852 2882-7328	Telephone No.:
Facsimile No.:		Facsimile No.:

Aggregate Number of Ordinary Shares subscribed for:

1,200,000

Aggregate Purchase Price:	US$12,000,000

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

Schedule I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☒	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☒	We are not a natural person.

*** AND ***

D.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

1

“QUALIFIED INSTITUTIONAL BUYER” STATUS

Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):

☐	Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:

☐	is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972 (“Consolidated Farm and Rural Development Act”);

☐	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐	is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐	is an organization described in section 501(c)(3) of the Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company, or Massachusetts or similar business trust;

☐	is an investment adviser registered under the Investment Advisers Act; or

☐	is an institutional accredited investor, as defined below, that does not qualify for any other category of “Qualified Institutional Buyer” listed herein.

☐	Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;

☐	Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐	Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies[1] which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐	Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐	Subscriber is a as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

“ACCREDITED INVESTOR” STATUS

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☒	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.